Exhibit 6.39

FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement (“Fourth Amendment”), is entered into as of the 30th day of April, 2018 (“Effective Date”), by and between SHREVEPORT BUSINESS PARK, LLC, a Delaware limited liability company (“Landlord”) and ELIO MOTORS, INC., an Arizona corporation (“Tenant”).

RECITALS:

A.       Landlord and Tenant entered into that certain Lease Agreement dated as of December 27, 2013 (“Original Lease”) as amended by that certain First Amendment to Lease dated as of July 31, 2015 (“First Amendment”), that certain Second Amendment to Lease dated as of November __, 2016 (“Second Amendment”), and  that  certain  Third Amendment  to  Lease Agreement dated as of December 28, 2017 (“Third Amendment” and together with the Original Lease, First Amendment, and Second Amendment, the “Lease”) for space located in those certain buildings commonly known as 7600 Antoine Boulevard (formerly 7600 General Motors Boulevard), Shreveport, Louisiana (“Premises”).

B.       Pursuant to the Lease, beginning January 1, 2018, Tenant shall pay to Landlord for the Premises (i) $211,204.50 per month in Base Rent and (ii) $51,589.11 per month in estimated Additional Rent (based on Tenant’s Share of 25.17%).

C.       Landlord and Tenant mutually desire to amend the Lease in accordance with the terms and conditions hereto.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         Recitals/Definitions. The foregoing recitals are hereby incorporated into and made a part of this Fourth Amendment by this reference. All capitalized terms in this Fourth Amendment shall have the same meaning ascribed thereto in the Lease, unless otherwise provided herein.

2.         Base Rent. Pursuant to the Lease, beginning January 1, 2018, Tenant shall pay to Landlord $211,204.50 per month in Base Rent for the Premises. Landlord and Tenant agree that in lieu of Tenant’s monthly Base Rent payments otherwise due January 1, 2018, February 1, 2018, March 1, 2018, April 1, 2018, May 1, 2018, June 1, 2018 and July 1, 2018, Tenant shall pay to Landlord, in immediately available funds, (i) $311,679.69 on or before Friday, May 4, 2018 and (ii) $1,209,220.36 on or before Tuesday, July 31, 2018. Notwithstanding the foregoing, Tenant shall continue to pay to Landlord monthly Base Rent in the amount of $211,204.50 per month beginning August 1, 2018.

3.         Additional Rent. Pursuant to the Lease, beginning January 1, 2018, Tenant shall pay to Landlord $51,589.11 per month in estimated Additional Rent for the Premises. Landlord and Tenant agree that in lieu of Tenant’s monthly estimated Additional Rent payments otherwise due January 1, 2018, February 1, 2018, March 1, 2018, April 1, 2018, May 1, 2018, June 1, 2018 and July 1, 2018, Tenant shall pay to Landlord, in immediately available funds, (i) $76,131.33 on or before Friday, May 4, 2018 and (ii) $295,365.89 on or before Tuesday, July 31, 2018. Notwithstanding the foregoing, Tenant shall continue to pay to Landlord monthly estimated Additional Rent in the amount of $51,589.11 per month beginning August 1, 2018.

4.       Effect of Fourth Amendment.  Except as specifically amended in this Fourth Amendment, all of the terms and conditions of the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Fourth Amendment and the terms of the Lease Agreement, the terms of this Fourth Amendment shall prevail.

5.         Counterparts and Electronic Signatures. This Fourth Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Fourth Amendment. The parties shall be entitled to sign and transmit an electronic signature of this Fourth Amendment (whether by facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly execute and deliver to the other parties an original signed Fourth Amendment, upon request.

6.         Entire Agreement. This Fourth Amendment contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease as of the date first written above.

LANDLORD:

SHREVEPORT BUSINESS PARK, LLC,
a Delaware limited liability company

By:	Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

	By:	/s/ Richard H. Klein
Richard H. Klein
Chief Financial Officer

TENANT:

ELIO MOTORS, INC.,
an Arizona corporation

By:	/s/ Paul Elio
Paul Elio
Chief Executive Officer

Exhibit C